EXHIBIT 23.3

October 27, 2004

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C. 20549

Commissioners:

We are aware that our report dated July 21, 2004 on our review of interim financial information of Mohegan Tribal Gaming Authority and its subsidiary (the “Authority”) for the three and nine-month periods ended June 30, 2004 and 2003 is included in the Authority’s quarterly report on Form 10-Q for the quarter then ended in this Registration Statement on Form S-4.

Very truly yours,

/s/ PricewaterhouseCoopers LLP